Exhibit 10.2

                     (WorldNet Casinos.Com, Inc. Letterhead)

                                                  1299 E. Commercial Blvd.
                                                  Ft. Lauderdale, Florida 33334
                                                  954-453-6000


                           S0FTWARE LICENSE AGREEMENT

                            WorldNetCasinos.Com, Inc.


THIS AGREEMENT, (hereinafter, "the Agreement") into the 19th day of April, 1999, by and between:

WorldnetCasinos.com, Inc. (hereinafter referred to as 'Licensor"), a corporation having principal offices at 1299 East Commercial Blvd., Fort Lauderdale, Florida, 33334, USA,

and:

Simulator Systems Inc., a corporation having principal offices at P.O. Box 80241, Portland, Oregon, USA, 97280.

(hereinafter referred to "Licensee")

WHEREAS, the Licensor has developed certain software for Internet gaming and has full right and title to all games it licenses.

WHEREAS, the Licensee desires to license from the Licensor and operate the Licensor's software for the Internet gaming/sportsbook site as described herein.

Now, therefore, in consideration of the mutual covenants and promises set forth herein, the parties ~~~~~~ agree as follows:

1.       Entire Agreement

This Agreement, including all appendixes and referenced attachments, constitutes the entire agreement between Licensor and Licensee and supersedes all proposals, agreements, oral and written, between the parties on this subject matter, whether carried out previously or after this agreement.

2.       Software License

The Licensor herewith agrees to provide the following services (including the software license as forth below) on a non-exclusive basis and subject to those terms conditions:

         1.       License

         The  Licensor  shall  provide  a  software  license,   subject  to  all
         provisions within this agreement, as per Schedule A.

         2.  Usage

         The Licensor grants usage rights to the Licensee on an non-exclusive basis as follows:

         1. The right: to use one copy of the Software utilizing multiple URLs in a legal jurisdiction for the Licensee.

         Except as specifically sat forth, the Licensee shall not copy or distribute or cause to be distributed or copied, the software for any other purpose except as provided herein.

         3.       Documentation

         The Licensor agrees to provide current documentation free of charge and additional documentation, if required, at the Lincensor's normal hourly rates. The Licensee "I have the right to reproduce any documentation the Licensor makes available provided that the reproduction is soley for its internal use.

         4.  Maintenance

         During to period of the lease, the Licensor shall provide to Licensee any new, corrected or enhanced version of the Software as create by the Licensor. Such enhancement shall include all modifications to the software which Increase the speed, efficiency or ease of use of the software or add additional capabilities or functionality to the software, but shall not include any substantially now or rewritten version of the software.

         5.  Performance

         Subject to availability, Licensee shall be entitled to the casino game listed on Schedule A. In the event that certain software is not available or functioning as represented, a different game will be substituted.

3.       Performance of Services

The Licensee shall be solely responsible for the selection, installation and use of the licensed product. The Licensor shall provide Licensee with technical support and services as set out in Schedule A. These services do not include hosting, merchant processing and other related Internet e-commerce services, nor do they form any part of this license agreement.

4.       Delivery and installation

The parties hereto acknowledge and understand that time is of the essence and shall make their best efforts to expedite the delivery of the Software as follows:

         1.       Delivery Schedule

         The Licensor shall deliver or cause to be delivered to the Licensee at the specified hosting site, the agreed upon Software program with a time period specified In Schedule A.

         2.       Site Preparation and Installation

         The Licensor shall be responsible for preparation and installation of the Software at the designated hosting location, specified in Schedule A.

5.       Acceptance

Acceptance of the Software shall occur upon delivery by the Licensor to the Site of Licensee at the Software, as set forth In Schedule A.

6.      Title

Title to the original and any copies of the Licensed program materials, in whole or in part, which are made by Licensee, including translations, complications, partial copies, and updated works shall be and remain the sole property of the Licensor.

7.       Warranty and Legality

Upon delivery, the Licensor acknowledges to the but of its ability that the Software is free of defects or imperfections for a period of sixty (60) days from delivery date. Any errors that auto error messages and which can be reproduced by the Licensee on the Licensor's or mutually agreeable test computer system that are found In the delivered software during the warranty period shall be corrected in a reasonable time from at the Licensor's expense.

The Licensor shall only be responsible for errors that we reproducible in the Software as delivered by the Licensor, and not for any errors created because of programs or Additions made by the Licensee or any other party.

The Licensor hereby disclaims all other warranties of any kind as the Software, Client Games, whether stated or implied, including any warranty of merchantability or fitness for a particular purpose, even if the Licensor has been advised of that purpose.

The Licensee represents that it has conducted an independent investigation into the legality of it's Intended use of the Software and hereby releases the Licensor from any responsibility with respect to any present or intervening illegality of such use.

The Licensee shall indemnity and hold the Licensor harmless from any and all claims, liability or damage arising from or related to any alleged or actual illegal use of the Software, In the event of any such illegality the Licensee shall not be excused from it's obligations to the Licensor hereunder.

8.       Payment to the Licensor

All payments shall be made by the Licensee to the Licensor as provided heroin on Schedule A.

Upon termination of this Agreement for any reason, the Licensor shall be entitled to payments and partial payments that occurred prior to the date of termination and for which the Licensor how not yet been paid.

Furthermore, all Services and Schedules provided herein by the Licensor shall be suspended if any payments, fees or invoices are in arrears and shall remain suspended until such time the arrears have been paid or until the Licensor elects to continue working with the Licensee.

9.       Term/Termination

1.       Term

         The term hereunder shall begin upon the Effective date, and shall continue for a period of five (5) years, and may be renewed for the some period, unless terminated In writing by either party, within sixty
         (60) days of the anniversary date and as long as either party is not in default of this Agreement. Both parties agree that the License and Confidentiality provisions of to Agreement shall remain in full force and effect after the termination of this Agreement.

2.       Default

         Either party has the right to terminate this Agreement if the other party breaches or is in default of It's obligations hereunder, and such default is incapable of cure or which, being capable of cure, has not been cured within thirty (30) days after receipt of notices of such default (or such additional cure period as the non-defaulting party may authorize).

3.      Act of Insolvency

         Either party may terminate this Agreement by written ratio to the affected party if the affected party becomes insolvent suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law whether domestic or foreign, or has wound up or liquidated voluntarily or otherwise

4.       Force Majeure Event

         In the event that either party is unable to perform any of it's obligations under this Agreement, or to enjoy any of it's benefits because of natural disasters, or communications line failure not the fault of the affected party (hereinafter referred to (Force Majeure Event), the party who has been so affected shall immediately give notice to other party and shall do everything possible to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended. If the period of nonperformance exceeds fifteen (15) days from this receipt of notice of the Force Majeure Event, the party whose ability to perform has not been affected may, by giving written notice, terminate this Agreement.

         However,   delays  in  delivery  due  to  Force  Majeure  Events  shall automatically extend the delivery date for a period equal to the duration of such Events; any warranty period affected by a Form Majeure Event shall likewise be extended for a period equal to the duration of such Event

5.       Return of Software

         Should this Agreement be terminated by the Licensor for any reason pursuant to this Agreement, the Licensor shall be entitled to repossess any and all the Services by directing the Licensee in writing to deliver all records, notes, date, memoranda of any nature that are in their possession or under their control within fifteen (15) days to the Licensor and at the Licensee's expense to the nearest convenient location of the Licensor.

10.      Relationship of Parties

It is understood by the parties that to Licensor is an independent contractor with respect to the Licensee, and not an employee of the Licensee. The Licensee shall not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of the Licensor or it's employees and/or agents. Furthermore, it is understood and agreed by the parties that for a period of two (2) years, the Licensee shall not hire, or contract with or in any manner have any of the Licensor's employees work for the Licensee.

11.      Consequential Damages

Licensee damages shall be limited to replacement of the software.

12.      Intellectual Property

Except as otherwise provided for herein, the following provision shall apply with respect to copyrightable works, ideas, discoveries, inventions, application for patents, and patents (collectively, "Intellectual Property"):

1. The Licensed shall not hold any ownership Interest in any Intellectual property

2. Any items of intellectual property discovered or developed by to Licensor (or the Licensor's employees) for the benefit of the Licensee during the term of this Agreement shall automatically become the property of the Licensor.

13.      Confidential and Proprietary Information

Both parties recognize that they have and/or shall have copyrights, products, costs, business affairs, trade secrets, technical information, product design information and other proprietary information (collectively, "Information") which are valuable, special and unique assets.

1.       Licensee's Business information

         The Licensor agrees that the Licensor shall not knowingly distribute any information of the Licensee to a third party without prior approval of the Licensee. The only exception to this being statistics, winnings, number of players, and any other information with regard to the games, required by the Licensor to use in the marketing of the Software, should this be a part of the herein agreement.

2. The Licensee agrees that the Software provided by the Licensor to the Licensee is the sole property of the Licensor regardless of any payments, fees or other considerations made to the Licensor by the Licensee.

3.       Unauthorized Disclosure of Information

In the event the Licensee has disclosed (or has threatened to disclose) Information in violation of this Agreement, the other party shall be entitled to an injunction to restrain the other party from disclosing, in whole or in part, such information, or from providing any Services to any party to whom such information has been disclosed or may be disclosed pending resolution for any arbitration filed to resolve a dispute as it relates to this Agreement. Licensee shall be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

4.       Confidentiality After Termination of Agreement

The confidentiality provisions of this Agreement shall remain in full force and effect after the termination of this Agreement.

14.     Return of Records

Upon termination of this Agreement, both Parties shall deliver of records, notes, date, memoranda, of any nature that are in their possession or under their control and that are the other Party's property or relate to the other Party's business operations.

15.      Notices

All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited into the USA mail, postage prepaid, addressed as follows:

Licensor:                  WorldNet Casinos.Com Inc
                           1299 East Commercial Blvd.
                           Fort Lauderdale, Florida 33334
                           USA

Lincensee:
                           -----------------------------------
                           -----------------------------------
                           -----------------------------------
                           -----------------------------------

Such addresses may be changed from time to time by either party providing written notice in manner set forth above.

16.      Amendment

This amendment may be modified of amended, if the amendment is made in writing and is signed and dated by both parties.

17.     Severability

If any provision of this Agreement shall be hold to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If arbitration finds that any provision of the Agreement is invalid or unenforceable, then such provision shall be deemed to be written, construed, end enforced as so limited.

16.      Waiver

The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

No term or Provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by to party claimed to have waived or consented.

19.     No Contingencies or Changes

It is agreed by the Licensor that the Software has been created and is not contingent upon uncertain events or engineering which shall not have occurred until after the contract is awarded. This does not include changes requested by the Licensee or other factors that are not under the Licensor's direct control.

20.     Taxes

Licensee shall pay all taxes arising from the license of this Software except for any tax based on Licensor's income.

21.     Applicable Law and Venue

This Agreement shall be governed by the laws of the State of Florida. Any suits by law or in equity or arbitration shall be hold in Broward County, Florida. The Licensee consents to the personal jurisdiction of the courts of Florida.

22.      Enforcement

In the event of the breach of any covenants or provisions set forth herein, and in to event of litigation in connection with this Agreement, the prevailing party shall be entitled to recover it's costs, including attorney's fees at trial and all appellate levels.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement and do each hereby warrant and represent that their respective signatory whose signature appears below has been and is on the date of the Agreement duty authorized by all necessary and appropriate corporate action to execute this Agreement and have cause this Agreement to become effective as of the date first above written:

"LICENSOR"
WORLDNETCASINOS.COM INC.

Per:
         ----------------------------------                   (SEAL)

Name:
         ----------------------------------
Title:
         ----------------------------------




"LICENSEE"

SIMULATOR SYSTEMS, INC.                                       (SEAL)

Per:
         ----------------------------------

Name:
         ----------------------------------

Title:
         ----------------------------------

                                   SCHEDULE A

Forming part of the Agreement, dated this 19th day of April, 1999, by and between:

WORLDNETCASINOS.COM, INC. (Licensor)

-        and -

SIMULATOR SYSTEMS, INC. (Licensee)

Both parties agree to the following term:


Both Parties agree to the following terms:

Purchase Price is ONE HUNDRED AND FIFTY DOLLARS ($150,000.00) US

Payment Schedule:

$50,000.00 upon Execution of this contract.

The balance of $125,000.00 upon completion of this project.

Term of License is 5 years. This license is renewable after five years, for a further five years at $100,000.00 US dollars.

This Licensee will include the following:

Casino: To include eight (8) games, which may include the following, or some derivative of the following games:

Blackjack
Slots
Pai-gow
Video Poker (Dueces Wild and Jacks or Better)
Roulette
Instant Bingo
Baccarat

The game SuperSix will be Included In this Casino, for which the Licensee receives 25% of the net win.

Sportsbook: Fully functioning on-line Sportsbook shall also be included, from which the Licensee will receive 15% of the net win of the traffic from his site.

This Licensee will be provided with the following management services, including but not Limited to:

1. Hosting: The Software will be hosted and managed from our server's location in Costa Rica.

2. Graphics and Changes: Custom graphics including logo and web site design.

3. Technical Support: Licensee is entitled to technical support for the duration of the License.

4. 1-800 Customer Support Number: This telephone number is provided to the Licensee for use by players of the Casino/sportsbook to report any problem questions and/or questions they may have. This number is answered by our operators located in Costa Rica.

5. Offshore Circuits: Licensee shall be provided with bandwidth of at least 2 meg over internet circuits.

6. Backup: All servers are guaranteed battery backup as well as a 100 KVA generator in the event of a power outage.

7. Site Promotion: The Licensee is guaranteed participation in our search engine site promotion.

A Management fee for the above services is to be paid, based on thirty percent (30%) of the net win of the Casino/Sportsbook.

WORLDNETCASINOS.COM, INC.


---------------------------------------

SIMULATOR SYSTEMS, INC.


---------------------------------------

DATED THIS     day of                        ,1999.

                                                               February 24, 1996

Re:      Letter of Intent for the License of Software


Dear     ***** Kelly:

         This letter of intent is for the purpose of confirming the conversation to date and mutual intention of WorldNet Casinos.Com, Inc. ("Licensor") and Simulator Systems, Inc. ("Licensee"). If the basic terms and conditions as set forth in this Letter of Intent are acceptable, then it is the intent of the parties that a definitive License Agreement will be entered into, embodying the concepts and proposed terms outline below, including customary representations, warranties and indemnification, by both parties.

         1. Confirmation of Licensing Agreement. Within 5 days from the date of this Letter of Intent, Licensee shall confirm to Licensor, in writing, of its desire to enter into, embodying the concepts and proposed terms outline below, including customary representations, warranties and indemnification's by both parties.

         2. Gaming Software Packages. Licenses has selected the following gaming software packages.

         The Casino License for "Casino Pirata" will exist for a period of five a (5) years. This License is Renewable after five (5) years for a further five
(5) years at One Hundred and Fifty Thousand US Dollars ($150,000.00). License will include nine games: blackjack, slots, pai-gow, video poker (double down, deuces wild and jacks or better), roulette, instant bingo, and baccarat. Included with the option plan, the License will be provided with the following management services, including but not limited to:

-        Domain Name, including ".com" and ".co.or"
-        All graphic changes
-        Offshore circuits, via internet circuits - 2 meg
-        Two (2) servers:  a)       1 sequal database server
                           b)       1 Dec Alpha, 600 megahertz
-        Thirty (30) day installation
-        Tech support for the duration of the contract
-        Use of UPS battery backup and 100 kva generator
-        1-800 telephone number for customer support
-        Participation in our search engine site promotion
-        Software upgrades as available

                                                     Signature    /s/PHS

A management fee of thirty percent (30%) of the net win for these services will apply.

In conjunction with the Casino software, a sportsbook link is set up on your casino site to drive traffic to the sportsbook site, of Global Collection Corp, of which you receive fifteen percent (15%) of the net win.

         3.   Additional   Services.   The  proposed   License   Agreement  will
specifically exclude Licensor from any obligation related to marketing or promotional services concerning the gaming programs licensed to Licensee. Furthermore, Licensor will not be providing credit card processing services for the business of Licensee pursuant to the proposed License Agreement, however, Licensor will provide introduction and contact to the agent of such services. This service refers to the Translock System, realtime sales reporting system, and MasterMerchant Services, the credit card processing system.

         4. Performance. Within thirty (30) days from the date of the License Agreement, Licensor shall provide and/or install (depending on software package) the gaming program selected by Licensee requires a modification to Licensor's software resulting in a delay to Licensor's 30 day performance period, Licensee agrees that Licensor shall not be responsible for such a delay.

         5. Payments. Licensee shall pay Licensor a total license fee of One Hundred and Fifty Thousand US dollars, ($150,000.00).

Payable is accepted as follows:

(1)      Deposit of $50,000 upon execution of this Letter of Intent.
(2)      Remaining balance of $100,000 due upon signing of contract.

         6. Definitive Licensing Agreement. The definitive License Agreement shall be prepared by Licensor and submitted to Licensee no later than 30 days after confirmation date.

                                                     Signature    /s/PHS

         7. Non-Binding. This letter expresses discussions to date and is not intended to be a binding agreement. It is understood that the definitive License Agreement will contain other terms and conditions which will have to be negotiated and agreed to before finalizing said License Agreement.

         If this Letter of Intent is in accordance with your understanding of the proposed transaction, please indicate your acceptance of this letter by your signature below.



                                                              Very truly  yours,
                                                              WorldNet
                                                              Casino.Com, Inc.


         Agreed this
               Day of March, 1999

                                                               February 24, 1998

                  Re: Letter of Intent for the License of Software

Dear              :

         This Letter of Intent is fag the purpose of confirming the conversations to date and mutual intention of WorldNet Gaming, Inc. ("Licensor") and ("Licensee"). If the basic terms and conditions as set forth in this Letter of Intent are acceptable, then it is the intent of the parties that a definitive License Agreement will be entered into, embodying the concepts and proposed terms outlined below, including customary representations, warranties and indemnification by both parties

         1. Confirmation of Licensing Agreement. Within 5 days from the date of this Letter of Intent, Licensee shall confirm to Licensor, in writing of its desire to enter a definitive and binding License Agreement with Licensor ("Confirmation Date").

         2.       Gaming  Software  Packages.   Licensee  to  has  selected  the
following gaming

        The Casino License for "Casino Pirata", will exist for a period of five years. The Won will include nine games: blackjack, slots, pai-gow, video poker (double down, deuces wild and jacks or better), roulette instant bingo, and baccarat. Included with the option plan, the Licensee will be provided with management services, including but not limited to: server-hosting, hardware, bandwidth, maintenance, technical support, assist with marketing contacts for site promotion, account and billing back office suite to view real-time sales, software upgrades and an offshore IBC. A management fee of thirty percent (30%) for these services will apply. In conjunction with the Casino software, a sportsbook link is set up on your Casino site to drive traffic to the sportsbook site, of Global Collection Corp. of which you received 15% of the net win.

         3.   Additional   Services.   The  proposed   License   Agreement  will
specifically exclude Licensor from any obligation related to marketing or promotional services concerning the gaming programs licensed to Licensee. Furthermore, Licensor will not be providing credit card processing services for the business of Licensee pursuant to the proposed License Agreement.

         4. Performance. Within ninety (90) days from the date of the License Agreement, Licensor shall provide and/or install (depending on the software package) the gaming program selected by Licensee, the name and design of which will be selected by Licensee. In the event Licensee requests a modification to Licensor's software resulting in a delay to Licensor's 90 day performance period, Licensee agrees that Licensor shall not be responsible for such a delay.

         4. Licensee shall pay Licensor a total license fee of $150,000.00 US dollars payable as follows:

         (1)      Deposit              upon execution of this Letter of Intent.
         (2)      Remaining balance due upon                                  .

         5. Definitive licensing Agreement. The definitive License Agreement shall be prepared by Licensor and submitted to Licensee no later than. days after the Confirmation Date.

         6. Non-Binding. This letter expresses discussions to date and is not intended to be a binding agreement. It is understood that the definitive License Agreement will contain other terms and conditions which will have to be negotiated and agreed to before finalizing said License Agreement.

         If this Letter of Intent is in accordance with your understanding of the proposed transaction, please indicate your acceptance of this letter by your signature below.



                                               Very truly  yours,
                                               WorldNet
                                               Casino.Com, Inc.


                                               ---------------------------------
                                               By:
                                                  ------------------------------
                                                        (Print name and title)


         Agreed this
               Day of March, 1999

---------------------------------
LICENSEE

By:
   ------------------------------
     (Print name and title)